EXHIBIT 10.68

$400,000,000 AGGREGATE PRINCIPAL AMOUNT

BEARINGPOINT, INC.

2.50% SERIES A CONVERTIBLE SUBORDINATED DEBENTURES DUE DECEMBER 15, 2024

2.75% SERIES B CONVERTIBLE SUBORDINATED DEBENTURES DUE DECEMBER 15, 2024

Purchase Agreement

dated December 16, 2004

Section 1. Representations and Warranties of the Company.	3
(a) No Registration	3
(b) No Integration	3
(c) Rule 144A	3
(d) Offering Memorandum	3
(e) Offering Materials Furnished to Initial Purchasers	4
(f) Authorization of the Purchase Agreement	4
(g) Authorization of the Indenture	4
(h) Authorization of the Debentures	4
(i) Authorization of the Conversion Shares	4
(j) Authorization of the Registration Rights Agreement	4
(k) No Material Adverse Change	5
(l) Preparation of the Financial Statements	5
(m) Incorporation and Good Standing of the Company and its Subsidiaries	5
(n) Capitalization and Other Capital Stock Matters	6
(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	6
(p) No Material Actions or Proceedings	7
(q) Intellectual Property Rights	7
(r) All Necessary Permits, etc.	8
(s) Title to Properties	8
(t) Tax Law Compliance	8
(u) Company Not Required to Register as an “Investment Company”	8
(v) Insurance	8
(w) No Price Stabilization or Manipulation	9
(x) Related Party Transactions	9
(y) Recent Sales	9
Section 2. Purchase, Sale and Delivery of the Debentures.	11
(a) The Firm Debentures	11
(b) The First Closing Date	11
(c) The Optional Debentures; the Second Closing Date	11
(d) Payment for the Debentures	12
(e) Delivery of the Debentures	12
Section 3. Additional Covenants of the Company.	13
(a) Initial Purchasers’ Review of Proposed Amendments and Supplements	13
(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters	13
(c) Copies of Offering Memorandum	13
(d) Blue Sky Compliance	14
(e) Rule 144A Information	14
(f) Legends	14
(g) No General Solicitation	14
(h) No Integration	14
(i) Rule 144 Tolling	14
(j) Transfer Agent	15
(k) Agreement Not to Offer or Sell Additional Securities	15
(l) Investment Limitation	15
(m) No Manipulation of Price	15
(n) Quotation of Conversion Shares	15
Section 4. Payment of Expenses.	15
Section 5. Conditions of the Obligations of the Initial Purchasers.	16

i

(a) Accountants’ Comfort Letter	16
(b) No Material Adverse Change or Rating Agency Change	16
(c) Opinion of Counsel for the Company	17
(d) Opinion of Counsel for the Initial Purchasers	17
(e) Officers’ Certificate	17
(f) Bring-Down Comfort Letter	17
(g) Registration Rights Agreement	18
(h) Lock-Up Agreement from Certain Securityholders of the Company	18
(i) PORTAL Designation	18
(j) Officers’ Certificate	18
(k) Additional Documents	18
Section 6. Representations, Warranties and Agreements of Initial Purchasers.	18
Section 7. Reimbursement of Initial Purchasers’ Expenses.	19
Section 8. Indemnification.	19
(a) Indemnification of the Initial Purchasers	19
(b) Indemnification of the Company, its Directors and Officers	20
(c) Notifications and Other Indemnification Procedures	21
(d) Settlements	22
Section 9. Contribution.	22
Section 10. Default of One or More of the Several Initial Purchasers.	23
Section 11. Termination of this Agreement.	24
Section 12. Representations and Indemnities to Survive Delivery.	24
Section 13. Notices.	25
Section 14. Successors.	26
Section 15. Partial Unenforceability.	26
Section 16. Governing Law Provisions; Consent to Jurisdiction.	26
Section 17. General Provisions.	27

ii

Purchase Agreement

December 16, 2004

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, New York 10019

and

J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

BearingPoint, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $225,000,000 principal amount of its 2.50% Series A Convertible Subordinated Debentures due December 15, 2024 (the “Series A Debentures”) and $175,000,000 principal amount of its 2.75% Series B Convertible Subordinated Debentures due December 15, 2024 (the “Series B Debentures”; such amounts of the Series A Debentures and Series B Debentures are hereafter referred to as the “Firm Debentures”). In addition, the Company proposes to grant to the Initial Purchasers an option to purchase up to an additional $25,000,000 in principal amount of its Series A Debentures and up to an additional $25,000,000 principal amount of the Series B Debentures (the “Optional Debentures” and, together with the Firm Debentures, the “Debentures”). Banc of America Securities LLC (“BAS”) and J.P. Morgan Securities Inc. (“JPM”) have agreed to act as Initial Purchasers in connection with the offering and sale of the Debentures.

The Debentures will be convertible into fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Each $1,000 principal amount of the Series A Debentures will be convertible initially into 95.2408 shares of Common Stock and each $1,000 principal amount of the Series B Debentures will be convertible initially into 95.2408 shares of Common Stock, on the terms and subject to the conditions set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of Common Stock into which the Debentures are convertible. The Debentures will be issued pursuant to an indenture (the “Indenture”) to be dated as of the First Closing Date (as defined in Section 2), between the Company and The Bank of New York, N.A., a national banking corporation, as trustee (the “Trustee”).

Each of the Conversion Shares will have attached thereto a right (the “Rights”) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, pursuant to a Rights Agreement (the “Rights Agreement”) dated as of October 2, 2001 between the Company and Equiserve Trust Company, N.A., as Rights Agent. All references to the Common Stock and the Conversion Shares include the Rights attached thereto pursuant to the Rights Agreement, unless neither such Rights Agreement nor any successor rights agreement thereto relating to the Conversion Shares in effect at the relevant time.

The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom.

Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, to be dated as of the First Closing Date, between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Debentures and the Conversion Shares, and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Debentures on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Debentures are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon an exemption therefrom. The terms of the Debentures and the Indenture will require that investors that acquire Debentures expressly agree that Debentures (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Debentures (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) thereunder).

The Company has prepared an offering memorandum dated the date hereof setting forth information concerning the Company, the Debentures, the Registration Rights Agreement (as defined below) and the Common Stock in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the preliminary offering memorandum dated as of December 15, 2004 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as amended or supplemented by the Company. As used herein, each of the terms “Offering

Memorandum”, “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

(a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 hereof and their compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers, the offer, resale and delivery of the Debentures by the Initial Purchasers and the conversion of the Debentures into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b) Integration. None of the Company or any of its subsidiaries has, directly or through any agent (other than the Initial Purchasers in connection with the transactions contemplated by this Agreement, about which no representation is made by the Company), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require registration under the Securities Act of the Debentures or the Conversion Shares.

(c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on an automated inter-dealer quotation system.

(d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complies or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Final Offering Memorandum, in the form used by the Initial Purchasers to confirm sales as of each Closing Date (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

(e) Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Initial Purchasers the Preliminary Offering Memorandum and the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Initial Purchasers have reasonably requested for each of the Initial Purchasers.

(f) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Authorization of the Indenture. The Indenture has been duly authorized by the Company; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity; and the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

(h) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.

(i) Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

(j) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized; on the First Closing Date the Registration Rights Agreement will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or public policy and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity.

(k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business that would reasonably be expected to result in a Material Adverse Change, nor have they entered into any material transaction or agreement not in the ordinary course of business that is required to be filed as an exhibit, pursuant to Item 601 of Regulation S-K under the Securities Act, to the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or any other report filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries, except for dividends paid to the Company or other subsidiaries, on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l) Preparation of the Financial Statements. The financial statements included in or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary—Selected Historical Consolidated Financial Information” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the financial statements contained in the Offering Memorandum. The Company’s ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. (1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (2) each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Offering Memorandum, are owned directly or through wholly owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims other than, (i) prior to the First Closing Date, those granted pursuant to the Company’s accounts receivables financing facility and related loan documents and (ii) from and after the First Closing Date, those granted pursuant to the 2004 Credit Facility (as defined in the Offering Memorandum).

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum (or in the Company’s Proxy Statement relating to its 2004 Annual Meeting of Stockholders)). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Offering Memorandum (or in the Company’s Proxy Statement relating to its 2004 Annual Meeting of Stockholders). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum (or in the documents incorporated by reference therein) accurately and fairly presents and summarizes in all material respects such plans, arrangements, options and rights.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its respective organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of the Company, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

(p) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any officer or director (in their capacity as such) of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement, other than actions, suits or proceedings described in the Offering Memoradum. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q) Intellectual Property Rights. Except as would not result in a Material Adverse Change, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. Except as would not result in a Material Adverse Change, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(r) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except as would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the properties and assets reflected as owned by each of them in the financial statements included or incorporated by reference in the Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except, (i) prior to the First Closing Date, those granted pursuant to the accounts receivables financing facility and related loan documents, (ii) from and after the First Closing Date, those granted pursuant to the 2004 Credit Facility (as defined in the Offering Memorandum) and (iii) except such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary of the Company are held under valid and enforceable leases, except such as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t) Tax Law Compliance. The Company and its consolidated subsidiaries have filed, or have requested extensions thereof, all necessary federal, state and foreign income and franchise tax returns, except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Change and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Change.

(u) Company Not Required to Register as an “Investment Company”. The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) Insurance. Each of the Company and its subsidiaries are insured by institutions believed by the Company to be recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as each of the Company and its subsidiaries believes is adequate and customary for their businesses.

(w) No Price Stabilization or Manipulation. Except as disclosed under “Plan of Distribution” in the Offering Memorandum, the Company has not taken and will not take, directly or indirectly, any action designed to or that would cause or result in unlawful stabilization or manipulation of the price of the Debentures or the Conversion Shares to facilitate the sale or resale of the Debentures. The Company acknowledges that the Initial Purchasers may engage in stabilization transactions as described in the Offering Memorandum.

(x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary of the Company or any other person required to be described in the documents incorporated by reference in the Offering Memorandum pursuant to Item 404 of Regulation S-K which have not been described as required.

(y) Recent Sales. Except as disclosed in the Offering Memorandum, the Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock or any security of the same class as the Debentures during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A or under Regulations D or S of the Securities Act, other than shares or options issued pursuant to the Company’s employee stock purchase, stock option, stock bonus or other stock plans or arrangements.

(aa) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Debentures or the Conversion Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

(bb) Company’s Accounting System. Except as disclosed in the Offering Memorandum, the Company, to its knowledge, maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “defined benefit plan” (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.

(dd) No Outstanding Loans or Other Indebtedness. Except as described in the Offering Memorandum, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families.

(ee) Compliance with Laws. Except as disclosed in the Offering Memorandum, the Company has not received notice that it or any of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not result in a Material Adverse Change.

(ff) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) No Other Rights to Require Registration of Securities. Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Debentures and the Conversion Shares to be registered for resale by means of the Registration Statement.

Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

(hh) Disclosure Controls. Except as disclosed in the Offering Memorandum, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Debentures.

(a) The Firm Debentures. The Company agrees to issue and sell to the several Initial Purchasers the Firm Debentures upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Debentures set forth opposite their names under the heading “Aggregate Principal Amount of Firm Debentures to be Purchased” on Schedule A at a purchase price of 97.5% of the principal amount thereof, in the case of the Series A Debentures, and at a purchase price of 97.5% of the principal amount thereof, in the case of the Series B Debentures (the “Purchase Price”), in each case plus accrued interest, if any, to the First Closing Date.

(b) The First Closing Date. Delivery of the Firm Debentures to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Initial Purchasers) at 10:00 a.m. New York time, on December 22, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time and date not later than 10:00 a.m. New York time, on December 31, 2004 as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 10.

(c) The Optional Debentures; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to $25,000,000 principal amount of Series A Debentures from the Company as Optional Debentures and up to

$25,000,000 principal amount of Series B Debentures from the Company as Optional Debentures, each at the applicable purchase price, plus accrued interest, if any, to the Second Closing Date (as defined below) to be paid by the Initial Purchasers for the Firm Debentures. The option granted hereunder may be exercised in whole or in part at any time and from time to time upon notice by the Initial Purchasers to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Debentures as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but may not be earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Debentures and the Optional Debentures). Each such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” (each of the First Closing Date and the Second Closing Date shall also be referred to herein individually as a “Closing Date”) and shall be determined by the Initial Purchasers. Such date must be at least one business day after the date of such notice and may be the same as the First Closing Date but not earlier than the First Closing Date nor later than 10 business days after the date of such notice. If any Optional Debentures are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Debentures (subject to such adjustments to eliminate fractional amounts as the Initial Purchasers may determine) that bears the same proportion to the total principal amount of Optional Debentures to be purchased as the principal amount of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Debentures. The Initial Purchasers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Payment for the Debentures. Payment for the Debentures shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that the Initial Purchasers have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial Purchasers have agreed to purchase. BAS and JPM, individually and not as the Initial Purchasers of the Initial Purchasers, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Initial Purchasers by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Initial Purchasers, the Firm Debentures in the form of one or more permanent global securities in definitive form (the “Global Debentures”), deposited with the Trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, on the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds in the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Initial Purchasers, the Optional Debentures in the form of Global Debentures, deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, which the Initial Purchasers have agreed to purchase on the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds in the amount of the purchase price therefor. The Debentures shall be registered in such denominations as the Initial Purchasers shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

Section 3. Additional Covenants of the Company.

The Company further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Offering Memorandum, the Company shall furnish to each of the Initial Purchasers for review a copy of each such proposed amendment or supplement.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

(c) Copies of Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request.

(d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. As long as the Company is required to continue such qualifications, registrations or exemptions, the Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Rule 144A Information. For so long as any of the Debentures are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

(f) Legends. Each of the Debentures will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated therein.

(g) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could reasonably be expected to be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

(i) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not resell, and will use reasonable efforts to prohibit any of its “affiliates” (as defined in Rule 144 under the Securities Act) from reselling, any of the Debentures which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchasers (which consent may be withheld at their sole discretion with respect to any transaction that will take place at any time on or prior to the 60th day following the date of the Final Offering Memorandum, and which consent shall not be unreasonably withheld with respect to any transaction that will take place at any time after the 60th day following the date of the Final Offering Memorandum), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock other than (A) the securities to be sold hereunder, (B) shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchasers have been advised in writing and (C) shares of Common Stock, options or other stock awards sold or granted to officers, directors, consultants or employees pursuant to employee stock option or stock purchase plans existing on the date of the Offering Memorandum.

(l) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Debentures in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(m) No Manipulation of Price. Except as disclosed under “Plan of Distribution” in the Offering Memorandum, the Company will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Quotation of Conversion Shares. The Company will use its commercially reasonable efforts to have the Conversion Shares approved by the New York Stock Exchange (the “NYSE”) for quotation prior to the First Closing Date.

Section 4. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the printing, shipping and distribution of the Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Debentures for offer and sale under the state securities or blue sky laws and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions (up to a maximum of $5,000), (vii) the expenses of the Company in connection with the marketing and offering of the Debentures, (viii) the fees and expenses associated with listing the Conversion Shares on the NYSE and (ix) all expenses and fees in connection with admitting the Debentures for trading in the NASD PORTAL Market (“PORTAL”). Except as provided in this Section 4, Section 7 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Initial Purchasers.

The obligations of the several Initial Purchasers to purchase and pay for the Debentures as provided herein on the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, if applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of such date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from each of PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, and Grant Thornton LLP, former independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

(b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, if applicable:

(i) there shall not have occurred any Material Adverse Change that, in the judgment of the Initial Purchasers, makes it impracticable to market the Debentures on the terms and in the manner contemplated by the Offering Memorandum; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries or in the rating outlook for the Company and its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers shall have received the favorable opinions of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, and of internal company counsel, each dated as of such Closing Date, the forms of which are attached as Exhibit A and Exhibit B, respectively.

(d) Opinion of Counsel for the Initial Purchasers. On each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchasers.

(e) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied in all material respects with all the agreements hereunder and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) Bring-Down Comfort Letter. On each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers shall have received from each of PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, and Grant Thornton LLP, former independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

(g) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers).

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Initial Purchasers shall have received an agreement in the form of Exhibit C hereto from each of the executive officers and directors of the Company and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(i) PORTAL Designation. The Debentures shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(j) Officers’ Certificate.

On each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers shall have received an Officers’ Certificate with respect to the financial information for the Company for the fourth quarter of 2004, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

(k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, if applicable, the Initial Purchasers and counsel for the Initial Purchasers shall have received such other information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Debentures, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Representations, Warranties and Agreements of Initial Purchasers.

Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer” (“QIB”), as defined in Rule 144A of the Securities Act. Each Initial Purchaser agrees with the Company that:

(a) The Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures.

(b) The Initial Purchasers are purchasing the Debentures pursuant to a private sale exemption from registration under the Securities Act.

(c) The Debentures have not been and will not be offered or sold by such Initial Purchasers or its affiliates acting on its behalf except in accordance with Rule 144A.

(d) The Initial Purchasers have not and will not offer or sell the Debentures in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

(e) The Initial Purchasers have not offered or sold, and will not offer or sell, any Debentures except to persons whom they reasonably believe to be a QIB.

Section 7. Reimbursement of Initial Purchasers’ Expenses.

If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or Section 11(i)(a), or if the sale to the Initial Purchasers of the Debentures on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Debentures, including but not limited to reasonable fees and disbursements of counsel.

Section 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage or liability, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and to reimburse each Initial Purchaser and each such controlling person for any and all expenses reasonably incurred (including reasonable fees and disbursements of counsel chosen by BAS and JPM) as and to the extent such expenses are incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Debentures, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to such Initial Purchaser pursuant to Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Debentures to such person, and if the Final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage or liability, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred

(including reasonable fees and disbursements of counsel chosen by the Company) by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in Schedule B; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS and JPM in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as and to the extent incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Initial Purchasers.

If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Debentures that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Debentures to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Debentures set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Debentures set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs exceeds 10% of the aggregate principal amount of Debentures to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 11. Termination of this Agreement.

On or prior to the First Closing Date this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or (b) trading in securities generally on either the Nasdaq National Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or Delaware authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Debentures in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) there shall have occurred any Material Adverse Change that, in the judgment of the Initial Purchasers, makes it impracticable to market the Debentures on the terms and in the manner contemplated by the Offering Memorandum. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers and the Initial Purchasers to the extent provided in Sections 4 and 7 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery.

The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company and the several Initial Purchasers, as set forth in or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their officers, directors or any controlling person, as the case may be, (ii) acceptance of and payment for the Debentures hereunder and (iii) any termination of this Agreement.

Section 13. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 583-8457

Attention: Eric Hambleton, Esq.

and

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Facsimile: (212) 622-2071

Attention: Syndicate Department

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 450-4500

Attention: Jeffrey Small, Esq.

If to the Company:

BearingPoint, Inc.

1676 International Drive

McLean, VA 22102

Facsimile: (703) 747-3917

Attention: David W. Black, Esq.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson

1001 Pennsylvania Avenue, NW

Suite 800

Washington, DC 20004

Facsimile: (202) 639-7003

Attention: Richard A. Steinwurtzel, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. The term “successors” shall not include any purchaser of the Debentures as such from any of the Initial Purchasers merely by reason of such purchase.

Section 15. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions; Consent to Jurisdiction.

(a) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BEARINGPOINT, INC.

By:	/s/ Roderick C. McGeary
	Name:	Roderick C. McGeary
	Title:	Chairman and Chief Executive Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Herbert Yeh
	Name:	Herbert Yeh
	Title	Principal

J.P. MORGAN SECURITIES INC.

By:	/s/ Kevin J. Kulak
	Name:	Kevin J. Kulak
	Title	VP

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